FOR IMMEDIATE RELEASE

Media Contact:
Ryan Leverenz
Lew Leverenz Associates
(415) 999-1418
ryan.leverenz@gmail.com

Investor Contact:
Rick Anguilla
Guidance Counsel
(503) 820-3565
ir@naturallyadvanced.com

Corporate Officer:
Guy Prevost
CFO
(866) 436.7869

ir@naturallyadvanced.com

Naturally Advanced Technologies and Carhartt Enter Into Development Agreement For CRAiLAR Flax Fiber

VANCOUVER, B.C. and PORTLAND, Ore. (October 3, 2011) - Naturally Advanced Technologies Inc. (NAT) (OTCBB: NADVF) (TSXV: NAT) today announced that it has entered into a short term CRAiLAR(R) Flax fiber development agreement with Carhartt beginning in September 2011 to support evaluation of processing CRAiLAR Flax fiber in premium grade work wear.

"Carhartt aligns perfectly with our current portfolio and we are excited to add them to our growing mix of partner brands," said Ken Barker, CEO of NAT. "Our testing to-date has demonstrated significant qualities that will be beneficial to the work wear market, including increased tensile strength, reduced shrinkage and high dye uptake that can reduce chemical usage. Perhaps most important is CRAiLAR's ability to wick moisture, which provides Carhartt with a performance advantage by ensuring consumers stay cooler in hot summer months. We look forward to demonstrating this during our development period with Carhartt."

Since March, NAT has signed development or purchasing agreements with HanesBrands, Georgia-Pacific, Levi Strauss & Company, Cintas Corporation, Ashland Inc., Westex, and Brilliant Global Knitwear.

About Carhartt, Inc
Established in 1889, Carhartt is a global premium work wear brand with a rich heritage of developing rugged apparel for workers on and off the job. Headquartered in Dearborn, Mich., with approximately 3,600 employees worldwide, Carhartt is privately owned and managed by the descendants of the company's founder, Hamilton Carhartt. For more information, visit www.carhartt.com.

About Naturally Advanced Technologies Inc.

Naturally Advanced Technologies Inc. develops renewable and environmentally sustainable biomass resources from flax, hemp and other bast fibers. The Company, through its wholly owned subsidiary, CRAiLAR(R) Fiber Technologies Inc., has developed proprietary technologies for production of bast fibers, cellulose pulp, and their resulting by-products in collaboration with Canada's National Research Council. CRAiLAR technology offers cost-effective and environmentally sustainable processing and production of natural, bast fibers resulting in increased performance characteristics for use in textile, industrial, energy, medical and composite material applications. The Company was founded in 1998 as a provider of environmentally friendly, socially responsible clothing. For more information, visit www.naturallyadvanced.com.

Neither the TSX Venture Exchange Inc. nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Forward-Looking Statement Disclaimer
This news release includes certain statements that may be deemed "forward-looking statements". All statements in this news release, other than statements of historical facts, are forward-looking statements. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements or information and including, without limitation, risks and uncertainties relating to: any market interruptions that may delay the trading of the Company's shares, technological and operational challenges, needs for additional capital, changes in consumer preferences, market acceptance and technological changes, dependence on manufacturing and material supplies providers, international operations, competition, regulatory restrictions and the loss of key employees. In addition, the Company's business and operations are subject to the risks set forth in the Company's most recent Form 10-K, Form 10-Q and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. The Company assumes no obligation to update the forward-looking statements.

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